AMENDMENT NO. 4 TO REVOLVING CREDIT
AGREEMENT, LIMITED WAIVER AND CONSENT

        This AMENDMENT NO. 4 TO REVOLVING CREDIT AGREEMENT, LIMITED WAIVER AND CONSENT (this “Amendment”) dated as of November 13, 2003, is by and among U.S. XPRESS ENTERPRISES, INC., a Nevada corporation, U.S. XPRESS, INC., a Nevada corporation, XPRESS GLOBAL SYSTEMS, INC. (f/k/a CSI/Crown, Inc.), a Georgia corporation, and U.S. XPRESS LEASING, INC., a Tennessee corporation (each a “Borrower” and collectively, the “Borrowers”), and FLEET CAPITAL CORPORATION, a Rhode Island corporation and the other lending institutions listed on Schedule 1 to the Credit Agreement (collectively, the “Lenders”), and FLEET CAPITAL CORPORATION, as administrative agent for itself and such other lending institutions (in such capacity, the “Administrative Agent”), with FLEET SECURITIES, INC., as arranger, and LASALLE BANK NATIONAL ASSOCIATION, as syndication agent.

        WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to a Revolving Credit Agreement, dated as of March 29, 2002 (as amended and in effect from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed, upon certain terms and conditions, to make loans and otherwise extend credit to the Borrowers;

        WHEREAS, the Borrowers and their Subsidiaries desire to effectuate a series of transactions whereby the organizational and ownership structure of the Borrowers and their Subsidiaries will be restructured (the “Restructuring”);

        WHEREAS, the Borrowers have requested that the Administrative Agent and Lenders consent, on the terms and conditions outlined on Exhibit A hereto, to the proposed acquisition of Cargo Movement Corporation (the “CMC Acquisition”);

        WHEREAS, the Borrowers, the Lenders and the Administrative Agent have agreed, on the terms and conditions set forth herein, (i) to amend and/or waive certain provisions of the Credit Agreement and certain other Loan Documents in order to, among other things, permit the Restructuring and (ii) to grant their consent to the CMC Acquisition; and

        WHEREAS, capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

        NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders and the Administrative Agent hereby agree as follows:

    §1.        Amendments to the Credit Agreement. The parties hereto hereby agree that the Credit Agreement is hereby amended as follows:

    (a)        Amendment to Section 9 of the Credit Agreement. Section 9 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of Section 9.1(h) therein, (ii) deleting the period at the end of Section 9.1(i) therein and inserting the text “; and” in lieu thereof, and (iii) inserting the following new Section 9.1(j) in proper numerical and alphabetical order therein:

    “(j)        Indebtedness in respect of guarantees provided by any of the Borrowers or any of their Subsidiaries relating to any such Borrower’s or any such Subsidiary’s owner-operator tractor financing program, provided that the aggregate principal amount of Indebtedness permitted under this clause (j) shall not exceed $7,000,000 at any one time.” ; and

    (b)        Amendment to Section 10 of the Credit Agreement. Section 10 of the Credit Agreement is hereby amended by deleting Section 10.4 in its entirety and substituting the following new Section 10.4 in lieu thereof:

“10.4 Leverage Ratio. The Borrowers will not permit the Leverage Ratio, determined as of the end of any fiscal quarter during any period described in the table set forth below to exceed the ratio set forth opposite such period in such table:

Period	Ratio
Closing Date through September 30, 2004	5.00:1.00
October 1, 2004 and thereafter	4.50:1.00"

    §2.        Specific Waivers. In connection with the Restructuring, the Lenders hereby agree to waive the following provisions of the Credit Agreement:

    (a)        the application of Section 9.1 of the Credit Agreement solely in connection with (i) the declaration and issuance of Distributions in the form of unsecured promissory notes (collectively, the “Distribution Notes”) to U.S. Xpress Enterprises, Inc. (the “Parent”) by each of U.S. Xpress, Inc. (“USX”), U.S. Xpress Leasing, Inc. (“USXL”), and Xpress Global Systems, Inc. (“XGS”), provided that the Distribution Notes shall (A) mature no later than seven (7) years from their respective dates of issuance, (B) bear interest at a rate of no greater than ten percent (10%) per annum, and (C), in the aggregate, total a principal amount not to exceed $133,450,000, (ii) the capital contribution of the Distribution Notes by the Parent to Xpress Colorado, Inc. (f/k/a CSI Acquisition Corporation) (“XCI”), and (iii) the subsequent capital contribution of the Distribution Notes by XCI to Xpress Nebraska, Inc., a newly formed subsidiary of XCI (“XNI”);

(b) the application of Section 9.3 of the Credit Agreement solely in connection with (i) the capital contribution of the Distribution Notes by the Parent to XCI and (ii) the subsequent capital contribution of the Distribution Notes by XCI to XNI;
(c) the application of Section 9.4 of the Credit Agreement solely in connection with the making of the Distributions in the form of the Distribution Notes by each of USX, USXL and XGS to the Parent;

    (d)        the application of Sections 9.5.2 and 9.11 of the Credit Agreement solely in connection with (i) the lease of the shop facility located in Colton, California (the “Shop Facility”) by the Parent to Colton Xpress, LLC, a newly formed subsidiary of the Parent (“CX”), and (ii) the lease of employees to operate the Shop Facility by USXL to CX; and

    (e)        the application of Section 9.9 of the Credit Agreement with respect to the business to be conducted by each of XNI and CX; provided, however, that the provisions of Section 9.9 of the Credit Agreement shall be applicable to each of XNI and CX from and after the date hereof.

        In addition, the Lenders hereby agree to waive any Default or Event of Default caused by the Borrowers’ failure to comply with the provisions of Section 10.4 of the Credit Agreement for the period ended September 30, 2003.

    §3.        Amendment to Schedules to the Credit Agreement. The Schedules to the Credit Agreement are hereby amended by deleting Schedule 7.19 and Schedule 9.3 in their entirety and substituting the new Schedule 7.19 and Schedule 9.3 attached hereto in lieu thereof.

    §4.        Consent to CMC Acquisition. The Administrative Agent and the Lenders hereby consent to the CMC Acquisition on the terms and conditions described on Exhibit A attached hereto.

    §5.        Consent to Name Change and Waiver. Each of the Lenders and the Administrative Agent hereby consent to CSI Acquisition Corporation’s change of name to Xpress Colorado, Inc. All references in the Loan Documents to CSI Acquisition Corporation shall hereafter refer to Xpress Colorado, Inc. In addition, each of the Lenders and the Administrative Agent hereby waive the requirement that the Borrowers provide thirty (30) days prior written notice of such change of name.

    §6.        Amendment to Annex to the Stock Pledge Agreement. Annex A to the Stock Pledge Agreement is hereby amended by deleting Annex A in its entirety and substituting the new Annex A attached hereto in lieu thereof.

    §7.        Representations and Warranties.  Each Borrower hereby represents and warrants to the Administrative Agent as follows:

7.1 Representation and Warranties in the Credit Agreement. The representations and warranties of each Borrower contained in the Credit Agreement were true and correct in all material respects as of the date when made and continue to be true and correct in all material respects on the date hereof.

7.2 Ratification, Etc. Except as expressly amended hereby, each of the Credit Agreement and the Stock Pledge Agreement is hereby ratified and confirmed in all respects and shall continue in full force and effect. Each of the Credit Agreement and the Stock Pledge Agreement shall, together with this Amendment, be read and construed as single agreements. All references in the Credit Agreement and the Stock Pledge Agreement or any related agreement or instrument shall hereafter refer to the Credit Agreement and the Stock Pledge Agreement, in each case as amended hereby.

7.3 Authority, Etc. The execution and delivery by each Borrower of this Amendment and the performance by each Borrower of all of its respective agreements and obligations under the Credit Agreement and the Stock Pledge Agreement, in each case as amended hereby, are within such Borrower’s corporate authority and have been duly authorized by all necessary corporate action on the part of such Borrower.

7.4 Enforceability. This Amendment and each of the Credit Agreement and the Stock Pledge Agreement, in each case as amended hereby, constitute the legal, valid and binding obligations of each Borrower and are enforceable against each Borrower in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of, creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

    §8.        Effectiveness of Amendment.  This Amendment shall become effective (the “Effective Date”) upon the satisfaction of each of the following conditions, in each case in a manner and in form and substance satisfactory to the Administrative Agent:

(a) This Amendment shall have been duly executed and delivered by each of the Borrowers, the Administrative Agent and the Required Lenders and shall be in full force and effect;

    (b)        The Administrative Agent shall have received evidence that each of XNI and CX has entered into a security agreement (the “New Subsidiary Security Agreement”) with the Administrative Agent for the benefit of the Administrative Agent and the Lenders, in form and substance satisfactory to the Administrative Agent;

(c) The Administrative Agent shall have received from each of XNI and CX a duly completed Perfection Certificate in the form prescribed by the New Subsidiary Security Agreement;

    (d)        The Administrative Agent shall have received evidence that each of XNI and CX has executed a guaranty (the “New Subsidiary Security Guaranty”) in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders, in form and substance satisfactory to the Administrative Agent;

    (e)        The Administrative Agent shall have received evidence that XCI has entered into a stock pledge agreement (the “New Pledge Agreement” and, together with the New Subsidiary Security Agreement and the New Subsidiary Guaranty, the “New Security Documents”) with the Administrative Agent for the benefit of the Administrative Agent and the Lenders, together with (i) original stock certificates representing 100% of the capital stock owned by XCI and (ii) instruments of assignment duly executed in blank, in each case in form and substance satisfactory to the Administrative Agent;

(f) The Administrative Agent shall have received each of the Distribution Notes, together with duly executed instruments of endorsement;

    (g)        The Administrative Agent shall have received from the Secretary of each of the XNI, CX and XCI a copy, certified by such Secretary to be true and complete as of such date, of the resolutions of such entities Board of Directors or other management authorizing, to the extent it is a party thereto, the execution, delivery and performance of this Amendment and such other documents contemplated hereby;

    (h)        The Administrative Agent shall have received favorable legal opinions addressed to the Administrative Agent and the Lenders, dated as of the date hereof, in form and substance satisfactory to the Administrative Agent, from counsel to XNI, CX and XCI, concerning corporate or other applicable entity authority matters and the enforceability of each of this Amendment and each of the New Security Documents, and concerning such other matters as the Administrative Agent may request;

(i) The Borrowers shall have paid to the Administrative Agent, for the pro rata accounts of the Lenders, an amendment fee in the principal amount of $100,000; and

    (j)        The Administrative Agent shall have received such other items, documents, agreements or actions as the Administrative Agent may reasonably request in order to effectuate the transactions contemplated hereby.

    §9.        No Other Amendments.  Except as expressly provided in this Amendment, all of the terms and conditions of each of the Credit Agreement and the Stock Pledge Agreement shall remain in full force and effect.

    §10.        Execution in Counterparts.  This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

    §11.        Miscellaneous.  THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT UNDER SEAL UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.

        IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first set forth above.

BORROWERS:
U.S. XPRESS ENTERPRISES, INC. BY: /S/Ray M. Harlin —————————————— Name: Ray M. Harlin Title: Executive Vice President of Finance, Chief Financial Officer and Assistant Secretary

U.S. XPRESS, INC. BY: /S/Ray M. Harlin —————————————— Name: Ray M. Harlin Title: Assistant Secretary
XPRESS GLOBAL SYSTEMS, INC. BY: /S/Ray M. Harlin —————————————— Name: Ray M. Harlin Title: Assistant Secretary
U.S. XPRESS LEASING, INC. BY: /S/Ray M. Harlin —————————————— Name: Ray M. Harlin Title: Assistant Secretary

LENDERS:
FLEET CAPITAL CORPORATION, individually and as Administrative Agent BY: /s/Christopher Godfrey —————————————— Name: Christopher Godfrey Title: Senior Vice President

FLEET NATIONAL BANK, as Issuing Bank BY: /s/Christopher Godfrey —————————————— Name: Christopher Godfrey Title: Senior Vice President
THE CIT GROUP/BUSINESS CREDIT, INC. BY: /s/Arthur R. Cordwell, Jr. —————————————— Name: Arthur R. Cordwell, Jr. Title: Vice President
LASALLE BANK NATIONAL ASSOCIATION BY: /s/Stefan R. Loeb —————————————— Name: Stefan R. Loeb Title: Corporate Banking Officer

RATIFICATION OF GUARANTY

Each of the undersigned Guarantors hereby acknowledges and consents to the foregoing Amendment, and agrees that the Guaranty from such Guarantor in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders and all other Loan Documents to which such Guarantor is a party remain in full force and effect, and each of the Guarantors confirms and ratifies all of its obligations thereunder.

XPRESS AIR, INC. BY: /s/Ray M. Harlin —————————————— Name: Ray M. Harlin Title: Assistant Secretary

XPRESS COMPANY STORE, INC.. BY: /s/Ray M. Harlin —————————————— Name: Ray M. Harlin Title: Assistant Secretary

XPRESS HOLDINGS INC. BY: /s/Christopher Monigle —————————————— Name: Christopher Monigle Title: Secretary and Treasurer
XPRESS COLORADO, INC. (f/k/a CSI Acquisition Corporation) BY: /s/Ray M. Harlin —————————————— Name: Ray M. Harlin Title: Assistant Secretary

DEDICATED XPRESS SERVICES, INC. BY: /s/Ray M. Harlin —————————————— Name: Ray M. Harlin Title: Assistant Secretary

XPRESS NEBRASKA, INC. BY: /s/Al Hingst —————————————— Name: Al Hingst Title: Secretary

COLTON XPRESS, LLC
BY:   U.S. Xpress Enterprises, Inc.,
     its sole Managing Member

BY: /s/Ray M. Harlin
——————————————
Name:  Ray M. Harlin
Title:   Executive Vice President of
Finance, Chief Financial Officer
and Assistant Secretary